UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 8, 2009

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island 02906

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 454-2880

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 9.01	Financial Statements and Exhibits.

SIGNATURES

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;  Transfer of Listing.

On January 8, 2009, LIN TV Corp., a Delaware corporation (the “Company”) received written notice from NYSE Regulation, Inc. (“NYSE”) stating that the Company is not in compliance with one of the continued listing standards applicable to the Company set forth in Section 8.02.01B of the NYSE Listed Company Manual.  Specifically, the NYSE’s notice states that the Company is not in compliance with the listing standard that requires that the Company’s average global market capitalization over a consecutive 30 trading-day period equal or exceed $75,000,000.

As permitted by Section 802.02 of the NYSE Listed Company Manual, within 45 days from its receipt of the NYSE’s written notice, the Company intends to submit to the NYSE a plan (the “Plan”) advising the NYSE of the actions the Company intends to take to bring it into compliance with the NYSE’s market capitalization standard within 18 months of the receipt of notice.  The Company has notified the NYSE of its intention to submit the Plan on a timely basis and to work closely with the NYSE staff to assess its performance relative to the Plan.  Under the NYSE’s listing standards, the NYSE has 45 days to evaluate the Plan.    If the NYSE does not accept the Plan, it may commence suspension and delisting procedures.

The Company issued a press release on January 14, 2009 regarding the notice from the NYSE.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit relating to Item 3.01 shall be deemed to be furnished, and not filed.

99.1                      Press release issued January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV CORP.

Date: January 14, 2009	By: /s/ William A. Cunningham
William A. Cunningham
Vice President and Controller